UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of                                Principal Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2006, Mr. Lee A. Gardella resigned as President and Co-Chief Executive Officer of the Fund. In connection with Mr. Gardella’s resignation, on December 18, 2006, Mr. Henry Feuerstein, who had been Co-Chief Executive Officer of the Fund, became the sole Chief Executive Officer and was appointed President of the Fund.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2006 the Board of Directors of the Fund (the “Board”) approved amendments to the Fund's by-laws. In substance, these amendments:

(i) change the requirement that the annual meeting of stockholders occur in April of each year to a date and time as determined by the Board;

(ii) remove a requirement that notices for such meeting be by certified mail, return receipt requested and expand the group of officers that are authorized to conduct and record the meeting;

(iii) remove a requirement that one of the periodic meetings of the Board be designated as an annual meeting and remove a requirement that notices for Board meetings be by certified mail, return receipt requested;

(iv) clarify the provision regarding director vacancies to better conform to the Fund’s articles of incorporation;

(v) remove from the by-laws the recitation of the actual compensation to the independent directors and provide that such compensation shall be established by the Board from time to time; and

(vi) make other minor drafting edits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC.
By:	/s/ Robert F. Aufenanger
Robert F. Aufenanger
Chief Financial Officer

Date:	December 21, 2006